BERKSHIRE CAPITAL PARTNERS, LTD.
                                  P.O. Box 679
                                  Main Street
                             Charlestown, Nevis BWI


4/14/00

Michael Littman Esq.
Counsel for Marathon/Interspace, Inc.

re: Cancellation of contract with Berkshire Capital Partners, Ltd.

Mr. Littman:

We hereby acknowledge receipt of a letter informing us of the cancellation of the contract between ourselves and the above-mentioned companies. We regret at this time it is not possible to go forward in a mutually satisfactory fashion and wish you much success with your plans in the future.

Sincerely,

Berkshire Capital Partners, Ltd. by

Gillian Hobson

/s/Gillian Hobson